Coffee Pacifica to Boost Revenue with Certified Coffees From Ethiopia

Las Vegas, Nevada, Coffee Pacifica, Inc. (OTCBB:CFPC) announced today that it will commence to sell, through its 100% owned subsidiary Uncommon Grounds Inc., Fair Trade and Organic certified coffee produced by farmer co-operatives in Ethiopia. According to the International Coffee Organization historical production data, Ethiopia is the worlds 6th largest coffee exporting country. The addition of certified Ethiopian coffee will increase Coffee Pacifica's current and future revenue.

Terry Klassen, CEO of Coffee Pacifica stated "We believe that this first order of specialty coffee from Ethiopia is just the beginning of a long term relationship with the Ethiopian co-operatives."

Jon Yogiyo, Vice Chairman of Coffee Pacifica and Chairman of PNG Coffee Growers Federation Ltd said that "I am excited with the third coffee producing country joining our distribution network. Within three years, Coffee Pacifica has established a global presence and our unique "Growers Direct" marketing strategy is rapidly gaining leading recognition in the green bean coffee industry. We anticipate selling certified green beans from Papua New Guinea too."

Effective April 16, 2007, Coffee Pacifica executed a three year management contract with Mr. Terry Klassen, its current Chief Executive Officer.

Coffee Pacifica, Inc. is a distributor and a marketer in the United States, Canada and Europe of the green bean coffee grown in Papua New Guinea and "Penlyne Castle" brand "Jamaican Blue Mountain" coffee grown by Blue Mountain Coffee Co-Operative Society Ltd ("BMCC") of Jamaica. Green bean coffee in Papua New Guinea is grown by Coffee Pacifica's shareholder-farmers in the Highland region's rich volcanic soils between the altitudes of 4,000 and 6,000 feet above sea level. Papua New Guinea exports approximately 2% of the annual world green bean production. Papua New Guinea coffee is well regarded by consumers for its uniqueness, consistency and special flavor characteristics. For more information about our coffee products, visit our website at www.coffeepacifica.com. Coffee Pacifica's wholly owned subsidiary, Uncommon Grounds Inc., established in 1984, is a coffee roasting and wholesale company based in Berkeley, California. Visit their website at www.uncommongrounds.net to purchase our roasted coffee beans.

PNG Coffee Growers Federation Ltd. ("PNGCGF") is our strategic partner and a major shareholder. PNGCGF's shareholders are 179 individual independent coffee grower co-operatives in 11 of the 13 coffee growing provinces in Papua New Guinea. This represents approximately 120,000 plus individual coffee farmers involved in producing co-operative coffee. The high quality premium-grade coffee produced by the co-operatives are pooled and marketed by Coffee Pacifica. In PNG approximately 86% of the exported coffee is annually produced by the small independent coffee growers.

"Penlyne Castle" brand "Jamaican Blue Mountain" coffee is grown by Blue Mountain Coffee Co-Operative Society Ltd ("BMCC") of Jamaica. BMCC is a Jamaican incorporated society that has been actively involved in the production and exportation of the Jamaican coffee since 1949. BMCC represents approximately 3,000 coffee farmers within the Blue Mountain coffee region of Jamaica. BMCC was established to enhance and improve the economic benefits of its members.

Except for the historical matters contained herein, statements in this press release contain "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the Company's current and future business and prospects. Actual results could differ materially, as a result of various risk factors including but not limited to such as: (1) competition in the markets for the Company's coffee; (2) the ability of the Company to execute its plans; and (3) other factors detailed in the Company's public filings with the SEC. By making these forward-looking statements, the Company can give no assurances that transactions described in this press release will be successfully completed, and undertakes no obligation to update these statements for revisions or changes after the date of this press release. This release should be read in conjunction with our Annual Report on Form 10-KSB and our other filings with the SEC through the date of this release, which identifies important factors that could affect the forward-looking statements in this release. In addition, factors that could cause actual results to differ materially from those contemplated in the statements include, without limitation, overall economic conditions, and other risks associated generally with green bean coffee business. These forward-looking statements are not guarantees of future performance.

Coffee Pacifica Inc, Corporate Relations, Lionel Gosselin, Tel: 877 318 9343, enquiries@coffeepacifica.com